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                                                                    EXHIBIT 10.5

                             EMPLOYMENT AGREEMENT
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     THIS EMPLOYMENT AGREEMENT ("Agreement") made this 21st day of January,
1998, by between RDA CONSULTANTS LIMITED ("RDA"), and Steven N. Landsman ("Employee").

                                   RECITALS
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     R-1.  RDA is engaged in the computer software development and consulting services business; and

     R-2. Employee has been employed by RDA as a member of the executive management team and the parties desire to enter into this Agreement to memorialize the terms of Employee's continued employment with RDA now as Vice President of Sales and Marketing.

     NOW THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties covenant and agree as follows:

     1.   DUTIES OF EMPLOYEE.  Employee shall devote full time, energy, skill
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and best efforts  to the business of RDA as directed by its president, including management duties of the corporation. Employee's duties shall include, but not be limited to, management activities pertaining to the corporation and its branches.

     2.   COMPENSATION.  RDA will pay Employee at the rate of $160,000 per year,
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payable bi-weekly.  Employee will be eligible for incentive bonuses of up to
$5,000 per quarter based on the satisfaction of quarterly objectives as established by RDA. Employee will receive commission payments of $12,500 per quarter for RDA attaining its margin (revenue minus direct cost) goals. These commissions will be decreased by 1% or $125 for every 1% of RDA's margin goal that is not attained in a given month, up to a maximum of 10%. These commissions will also be increased by 1.5% or $187.50 for every 1% of RDA's margin goal that is attained in excess of plan in a given month, to a maximum of 10%. Employee will receive an incentive bonus of $10,000 for successful attainment of RDA's corporate head count figure for consultants by December 31, 1998. Employee will receive an incentive bonus of $10,000 for successful attainment of RDA's annual margin goal for 1998. Margin and headcount goals will be in accordance with RDA's financial plan for 1998.

     3.   CONFIDENTIALITY. During the term of this Agreement, and at any and all
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times thereafter, Employee shall hold in confidence, and not disclose to any third party, except to authorized persons in the course of his work for RDA, and will not use for the benefit of himself or any other individual or entity, without the consent of RDA, any information of a confidential nature of which Employee becomes aware in the course of his work for RDA, or which he obtained in connection with his relationship with RDA, pertaining to the business or operations of RDA, or its clients. Confidential information of this type includes, but is not limited to, any and all processes, equipment, devices, techniques, methods, designs, programs, trade secrets and the like (whether patentable or not), or data, know-how, written instructions or other writings, client lists, pricing lists, sales techniques, or financial products, and all improvements or additions thereto of any nature
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whatsoever, no matter whether any of the same is the information of RDA or the information of its clients. Employee shall hold and use articles representing or disclosing such confidential information only in the manner as authorized by RDA and shall not make unauthorized copies thereof. Upon termination of employment, and at any other time upon request, Employee shall return all records, memoranda, notes, files, and documents of and pertaining to RDA or its clients, including, but not limited to, client lists or concerning any articles, products, used or developed, investigated or considered by RDA, then in Employee's possession, it being agreed that all such records, memoranda, notes, files, and documents are property of RDA no matter where located. Employee agrees not to make or retain any copy or extract thereof. Employee agrees to comply with and be bound by the terms of any confidentiality agreement to which RDA is bound concerning confidential information of its clients.

     4.   WORK PRODUCT.  Employee acknowledges and agrees that any and all
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writings, documents, inventions, discoveries, computer programs (whether source or object code), algorithms, "know-how", hardware, ideas, improvements, plans, memoranda, tests, research, designs, drawings, specifications, models, data documentation, diagrams, flow charts, processes, procedures and/or techniques (whether reduced to written form or otherwise) which Employee may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time during the term of this Agreement, whether during working hours, or at RDA facilities or at any other time or location, and whether at the request or upon the suggestion of RDA or otherwise, which relate to or are in any way useful in connection with any business now or hereafter carried on or contemplated by RDA, including developments or expansions of its present fields of operations (collectively, "Intellectual Work Product"), shall be the sole and exclusive property of RDA. Employee shall make full disclosure to RDA of all such Intellectual Work Product, and shall do everything necessary or desirable to vest absolute title thereto in RDA. Employee shall prepare all specifications or other documentation regarding such Intellectual Work Product and otherwise aid and assist RDA so that RDA can prepare and present applications for copyright or Letters Patent therefor and can secure such copyright or Letters Patent wherever possible, as well as reissues, renewals, and extensions thereof, and can obtain the record title to such copyright or patents so that RDA shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection. Employee shall not be entitled to any additional or special compensation or reimbursement regarding any and all such Intellectual Work Product.

     Employee acknowledges and agrees that all such Intellectual Work Product that is copyrightable shall be considered to be a work made for hire under United States copyright law and that such Intellectual Work Product shall, upon its creation, be owned exclusively by RDA. To the extent that any such Intellectual Work Product, (including such work product as is unrelated to or is not necessarily useful in connection with any business of RDA) under applicable law, may not be considered to be a work made for hire, Employee hereby assigns to RDA the ownership of copyright in such Intellectual Work Product, without the necessity of any further consideration, and RDA shall be entitled to obtain and hold in its own name all copyrights with respect thereto.

     To the extent that Employee may be entitled to claim any ownership interest in any of such Intellectual Work Product, (including such work product as is unrelated to or is not necessarily useful in connection with any business of
RDA) Employee hereby irrevocably assigns and transfers to RDA all of his right, title and interest in and to such Intellectual Work Product, (including such work product as is unrelated to or is not necessarily useful in connection with any business of RDA)

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under patent, copyright, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law. Employee acknowledges and agrees that RDA may contract with clients to provide that Intellectual Work Product shall be a work for hire belonging to the client and may additionally assign all ownership rights to client. Employee hereby irrevocably consents to such contracts and assignments.

     5.  TERMINATION.  This Agreement may be terminated by either party hereto
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for any reason whatsoever upon ten (10) days written notice to the other.  Upon such termination, Employee shall receive two weeks pay unless he is discharged for cause.

     RDA may terminate this Agreement and discharge Employee at any time for cause which shall include insubordination, gross negligence, any violation of any express direction or any reasonable rule or regulation established by RDA from time to time regarding the conduct of its business, or any violation by Employee of the terms and conditions of this Agreement, criminal conduct (whether or not related to Employee's employment), incompetence, intoxication, drug addiction, in which event RDA shall have no further obligations or liabilities hereunder after the date of such discharge. The provisions of Sections 3, 4, 6, 7, and all other provisions hereof relating to confidentiality, work product and non-competition shall expressly survive termination.

     6.  COVENANT NOT TO COMPETE.   During the term of this Agreement and for a
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period of two (2) years from the date of termination, regardless of the reason for termination, Employee agrees that he will not directly or indirectly solicit or service or accept employment with or otherwise establish a business relationship with any Clients, as defined herein, in any manner, either personally or through others. Employee agrees that should this Agreement be terminated, Employee shall not communicate with Clients so as to in any way indicate that Employee's relationship with RDA has terminated or that Employee is conducting business at any address other than that of RDA. Moreover, during the two (2) year period following termination, Employee agrees that he shall not, without the prior written consent of RDA, directly or indirectly induce or attempt to influence any employee of RDA to terminate his employment, or employ, establish any business relationship with, do any business with or cause or encourage anyone else to associate with, or do any business with any employee who was employed by RDA at the time of the termination of Employee's employment or who terminated his employment for any reason during the six (6) months preceding the termination of Employee's employment with RDA.

     As used in this Agreement, the term "Clients" or "clients" shall mean and include, but not necessarily be limited to (1) those individuals and organizations (organizations include, but are not necessarily limited to, proprietorships, partnerships, joint ventures, corporations, societies, associations and labor organizations) who or which have purchased a product or service from RDA within the two year period immediately prior to or during the term of Employee's association with RDA, (2) any stockholder, principal or partner of any such client excluding, however, non-controlling stockholders of any publicly listed corporation, (3) any organization, a trustee, officer, director or stockholder of which (other than a non-controlling stockholder of any publicly listed corporation) was a client during the term of Employee's association with RDA or within the two year period immediately prior to the first day of Employee's association with RDA, and (4) any individual or organization which has approached RDA or been approached by RDA concerning the purchase of products or services within the six month period immediately preceding the termination date of this Agreement but not prior to the commencement of tenure of Employee at RDA.

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     As used herein, "solicit" or "service" includes communication with an individual or an organization, by any means whatsoever, directly or indirectly regarding products and services of a type available from RDA whether or not to induce the individual or organization to immediately purchase such products or services.

     7.  REMEDIES.   Employee agrees that in the event of any breach or
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threatened breach by Employee of the provisions of this Agreement, including, but not limited to, those provisions dealing with work product, confidentiality and non-competition, RDA will suffer immediate and irreparable injury, and RDA, without notice to Employee, may apply to any Court of competent jurisdiction for the entry of an immediate Order for an injunction restraining the breach of any said provision of the Agreement by Employee, without the necessity of posting a bond, and may institute and prosecute proceedings at law and equity for the specific performance of this Agreement and/or to obtain any other relief as may be appropriate, with all expenses of such legal action, including reasonable attorney's fees, being borne by Employee. The provisions of this Agreement pertaining to work product, confidentiality and non-competition shall apply and remain in full force and effect regardless of the cause and/or manner of or reason for termination or cessation of this Agreement, and regardless of any other controversies that may arise between the parties with reference thereto or otherwise.

     8.  AUTHORITY TO BIND RDA.  The Employee may make disbursements, make
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purchases or incur liabilities on behalf of RDA only as permitted under written company policy.

     9.  CONFLICTING AGREEMENTS.  The Employee hereby represents and warrants to
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RDA that execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he may be a party or may be bound and is not subject to any covenants that would affect his duties and obligations hereunder. The Employee shall not use for the benefit of RDA any proprietary information of a third party without such third party's consent.

     10. OUTSIDE ACTIVITIES.  Employee agrees that as this is a full time and
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best efforts agreement, he shall not, without prior written consent of RDA, provide services for compensation to any person or entity, as an employee, consultant or otherwise, during the term of this Agreement.

     11. SEVERABILITY; JUDICIAL MODIFICATION.  To the extent that any other
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provision of this Agreement shall be determined to be unenforceable such provision shall be severed from this Agreement and the remaining provisions shall remain fully enforceable as if such unenforceable provision had not been included herein. The parties agree that if a Court determines any of the provisions hereof related to non-competition are unenforceable the Court may modify this Agreement or any of its terms so as to permit the enforcement thereof as modified.

     12. APPLICABLE LAW; NO WAIVER; MISCELLANEOUS.  This Agreement shall be
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construed in accordance with the laws of the State of Maryland.  This Agreement shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. This is the final agreement between the parties replacing all other prior understandings and agreements, whether oral or written, all of which are merged herein. Any amendment hereto must be in writing and signed by the parties. The failure of RDA to exercise any of its rights hereunder upon breach of Employee shall not constitute a waiver upon the continuation or recurrence of any such breach. This Agreement may be assigned by RDA but may not be assigned by Employee.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

ATTEST:                      RDA CONSULTANTS LIMITED

/s/ [Illegible]              /s/ R. Donald Awalt
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                             R. Donald Awalt
                             Title: President

WITNESS:

/s/ [Illegible]              /s/ Steven N. Landsman
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                             Steven N. Landsman
                             Employee

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